EXHIBIT 99.1

Intelligent Systems Schedules 4th Quarter and Fiscal 2009 Earnings Release and Conference Call

NORCROSS, Ga., March 19, 2010 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) intends to hold an investor conference call on Tuesday, March 23, 2010 at 2 PM Eastern Daylight Time in conjunction with the Company's 2009 fourth quarter and annual earnings release. The Company intends to issue a press release with the financial results of the fourth and fiscal year periods ended December 31, 2009 prior to the call on March 23, 2010.

Interested investors are invited to attend the conference call by dialing 1-877-819-3201 and entering conference ID code 63847400. A transcript of the call will be posted on the Company's website at www.intelsys.com as soon as available after the call.

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries.  The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT:  Intelligent Systems Corporation
          Bonnie L. Herron, Vice President and Chief Financial Officer
          770-564-5504
          bherron@intelsys.com